UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 23, 2007 (May 8, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 15, 2007, Crimson Exploration Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the closing of the purchase by its wholly owned subsidiary, Crimson Exploration Operating, Inc. (“CEO”), of certain oil and natural gas properties and related assets in the South Texas and Gulf Coast areas of Louisiana and Texas (“the STGC Properties”) pursuant to a Membership Interest Purchase and Sale from EXCO Resources, Inc. (“ EXCO ”) ,through the acquisition of 100% of the membership interest of Southern G Holdings, LLC (“ SGH ”), for $285 million in cash ($245.4 million after adjustments for the net results of operations between the Effective Date and closing, and other adjustments) and 750,000 shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”). This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Initial Report to include the audited combined statement of revenues and direct operating expenses of the STGC Properties for the three years ended December 31, 2006, the unaudited quarterly financial statements of the STGC Properties for the three months ended March 31, 2007 and 2006, and the unaudited pro forma financial statements of the Company required by Item 9.01. No other amendments to the Initial Report are being made by the Amendment.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Audited Combined Statements of Revenues and Direct Operating Expenses of the STGC Properties for the years ended December 31, 2006, 2005, and 2004, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated by reference.

Unaudited Combined Statements of Revenues and Direct Operating Expenses of the STGC Properties for the three months ended March 31, 2007 and 2006, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated by reference.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements of the Company as of and for the three months ended March 31, 2007, and for the year ended December 31, 2006, a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-K/A and is incorporated by reference.

(d)	Exhibits

23.1	Consent of KPMG LLP.

99.1	Audited Combined Statements of Revenues and Direct Operating Expenses of the STGC Properties for the years ended December 31, 2006, 2005, and 2004.

99.2	Unaudited Combined Statements of Revenues and Direct Operating Expenses of the STGC Properties for the three months ended March 31, 2007 and 2006.

99.3	Unaudited Pro Forma Consolidated Financial Statements of the Company as of and for the three months ended March 31, 2007, and for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.
Date: July 23, 2007	By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of KPMG LLP.

99.1	Audited Combined Statements of Revenues and Direct Operating Expenses of the STGC Properties for the years ended December 31, 2006, 2005, and 2004.

99.2	Unaudited Combined Statements of Revenues and Direct Operating Expenses of the STGC Properties for the three months ended March 31, 2007 and 2006.

99.3	Unaudited Pro Forma Consolidated Financial Statements of the Company as of and for the three months ended March 31, 2007, and for the year ended December 31, 2006.

EXHIBIT 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in the registration statements on Form S-1 (No. 333-116048) and Form S-8 (No. 333-122987) of our report dated July 20, 2007, with respect to the combined statements of revenues and direct operating expenses of STGC Properties, for each of the years in the three-year period ended December 31, 2006, which report appears in the Form 8-K/A of Crimson Exploration Inc. dated May 15, 2007.

The combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as disclosed in Note 1. These combined statements are not intended to be a complete presentation of STGC Properties’ revenues and expenses.

/s/ KPMG LLP

Houston, Texas

July 20, 2007

EXHIBIT 99.1

Independent Auditors’ Report

The Board of Directors

Anadarko Petroleum Corporation:

We have audited the accompanying combined statements of revenues and direct operating expenses of the Anadarko South Texas Gulf Coast and South Louisiana Properties (STGC Properties), acquired on May 8, 2007 by Crimson Exploration, Inc for each of the years in the three-year period ended December 31, 2006. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of revenues and direct operating expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the STGC Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The statements are not intended to be a complete presentation of STGC Properties’ revenues and expenses.

In our opinion, the combined statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the STGC Properties for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas

July 20, 2007

1

STGC Properties

Combined Statements of Revenues and Direct Operating Expenses

Years Ended December 31, 2006, 2005 and 2004

(In thousands)

	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2006	2005	2004

Total Revenues	$185,250	$183,131	$191,495

Direct operating expenses
Lease operating expenses	11,614	11,700	12,088
Production and other taxes	17,227	16,196	20,142
Total direct operating expenses	28,841	27,896	32,230

Excess of Revenues Over
Direct Operating Expenses	$156,409	$155,235	$159,265

See accompanying notes to combined statements of revenues and direct operating expenses.

2

STGC Properties

Notes to Combined Statements of Revenues and Direct Operating Expenses

Years Ended December 31, 2006, 2005 and 2004

1.	Basis of presentation

On May 8, 2007, Crimson Exploration, Inc. (“Crimson”) entered into an Agreement (“Agreement”) with EXCO Resources, Inc. (“EXCO”) whereby Crimson agreed to acquire from EXCO a wholly owned subsidiary of EXCO, Southern G. Holdings, LLC. Southern G. Holdings, LLC owned certain oil and natural gas properties located in the South Texas Gulf Coast and South Louisiana Fields (“STGC Properties”). The acquisition closed on May 8, 2007 for a cash purchase price of approximately $245.4 million, subject to contractual post-closing adjustments as set forth in the Agreement, and the issuance of 750,000 shares of Crimson’s common stock.  The STGC Properties were part of a much larger acquisition, whereby EXCO acquired certain oil and natural gas properties from Anadarko Petroleum Corporation and its subsidiaries, Anadarko E&P Company LP, Howell Petroleum Corporation and Kerr-McGee Oil & Gas Onshore LP (collectively referred as “Anadarko”). The EXCO acquisition of these properties from Anadarko closed on May 2, 2007.

Anadarko did not prepare separate stand alone historical financial statements for the STGC Properties in accordance with accounting principles generally accepted in the United States of America.  Accordingly, it is not practical to identify all assets and liabilities, or other indirect operating costs applicable to the STGC Properties. The accompanying combined statements of revenues and direct operating expenses were prepared from the historical accounting records of Anadarko.

Certain indirect expenses as further described in Note 4 were not allocated to the STGC Properties historical financial records.  Any attempt to allocate these expenses would require significant and judgmental allocations which would be arbitrary and would not be indicative of the performance of the properties had they been owned by Crimson.

These combined statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, shareholders’ equity and cash flows of the STGC Properties and are not indicative of the results of operations for the STGC Properties going forward.

2.	Significant accounting policies

Principles of Combination and Use of Estimates — The combined statements of revenues and direct operating expenses are derived from the accounts of Anadarko. All significant intercompany transactions and balances have been eliminated in combination of the financial statements. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the combined statements of revenues and direct operating expenses.  Actual results could be different from those estimates.

Revenue recognition —Total revenues in the accompanying combined statements of revenues and direct operating expenses include oil, natural gas and natural gas liquids (“NGLs”). Anadarko recognizes revenues based on the amount of oil, natural gas and NGLs sold to purchasers when delivery to the purchaser has occurred and title has transferred. Anadarko follows the sales method of accounting for gas imbalances, whereby, as sales volumes exceed Anadarko’s entitled share, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds Anadarko’s share of the remaining estimated proved natural gas reserves for a given property, a liability is recorded. There were no significant imbalances with other revenue interest owners during any of the periods presented in these statements.

Direct operating expenses — Direct operating expenses are recognized when incurred and consist of direct expenses of operating the STGC Properties. The direct operating expenses include lease operating, processing, and production and other tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs, and other field expenses.  Lease operating expenses also include expenses directly associated with support, support services, equipment and facilities directly related to oil and natural gas production activities. Production and other taxes consist of severance and ad valorem taxes.

3.	Contingencies

The activities of the STGC Properties are subject to potential claims and litigation in the normal course of operations.  Anadarko management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the STGC Properties.

4.	Excluded expenses (unaudited)

The STGC Properties were part of a much larger enterprise prior to the date of the acquisition by Crimson. Indirect costs have not been included in the financial statements. These costs include indirect general and administrative expenses, recovery of COPAS overhead charges to joint venture partners, interest, income taxes and other indirect expenses were not allocated to the STGC

3

Properties and have been excluded from the accompanying statements. Management of Anadarko believes such indirect expenses are not indicative of future costs or recoveries which would be incurred by Crimson.

Also, depreciation, depletion and amortization have been excluded from the accompanying combined statements of revenues and direct operating expenses as such amounts would not be indicative of those expenses which would be incurred based on the amounts expected to be allocated to the oil and gas properties in connection with the purchase price allocation by Crimson.

5.	Cash flow information (unaudited)

Capital expenditures relating to oil and natural gas properties were $17.2 million, $38.7 million and $43.2 million for the years ended December 31, 2006, 2005 and 2004, respectively.  Other cash flow information is not available on a stand alone basis for the STGC Properties.

Supplemental information for oil and natural gas producing activities (unaudited)

Supplemental oil and natural gas reserve information related to the STGC Properties is presented in accordance with the requirements of statement of financial accounting standards SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.” (“SFAS No. 69”).

Because oil and natural gas reserves are based on many assumptions, all of which may substantially differ from actual results, reserve estimates and timing of development and production may be significantly different from the actual quantities of oil and natural gas that are ultimately recovered and the timing of such production. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimates.

Estimated proved reserves

Proved oil and natural gas reserves are estimated and prepared in accordance with SEC guidelines and are a function of; (i) the quality and quantity of available data, (ii) the interpretation of that data, (iii) the accuracy of various economic assumptions used and (iv) the judgment of the persons preparing the estimate.

The volumes of proved oil and natural gas reserves shown are estimates, which, by their nature, are subject to later revision. These proved oil and natural gas reserves were estimated utilizing available geological and reservoir data as well as production performance data. These estimates are prepared annually by reserve engineers, and revised either upward or downward, as warranted by additional performance data.

4

The following table sets forth estimates of the proved oil, NGL’s (collectively referred to as “Liquids”) and natural gas reserves (net of royalty interests) and changes therein, for the periods indicated.

	Natural Gas (Mmcfe)	Liquids (Mbbl)	Total (Mmcfe)
January 1, 2004	47,565	2,880	64,843
New discoveries and extensions	3,631	174	4,675
Revisions of previous estimates	49,458	(677)	45,398
Production	(24,249)	(980)	(30,129)
December 31, 2004	76,405	1,397	84,787
New discoveries and extensions	518	270	2,138
Revisions of previous estimates	28,432	1,042	34,684
Production	(17,913)	(717)	(22,215)
December 31, 2005	87,442	1,992	99,394
New discoveries and extensions	23	30	203
Revision of previous estimates	19,846	599	23,440
Production	(17,682)	(769)	(22,296)
December 31, 2006	89,629	1,852	100,741

Proved developed reserves as of:
December 31, 2004	65,286	1,225	72,636
December 31, 2005	63,566	1,659	73,520
December 31, 2006	71,698	1,611	81,364

Proved undeveloped reserves as of:
December 31, 2004	11,119	172	12,151
December 31, 2005	23,876	333	25,874
December 31, 2006	17,931	241	19,377

(1) Total volumes are in millions of cubic feet of natural gas ("MMcfe"). For this computation one barrel is the equivalent of six thousand cubic feet of natural gas.

______________________

Estimates of future net cash flows from proved reserves of oil and natural gas were made in accordance with SFAS No. 69. The amounts were prepared by Anadarko’s engineers and are shown in the following table. The weighted average price estimates used for the development of future cash inflows were $56.87, $58.68 and $40.24 per barrel of oil and $5.85, $8.51 and $5.94 per Mmbtu of natural gas for 2006, 2005 and 2004, respectively. Estimated future cash flows are reduced by estimated future development, production, abandonment and dismantlement costs based on year-end cost levels, assuming continuation of existing economic conditions, and by estimated future income tax expense. Income tax expense is calculated by applying the existing statutory tax rates, to the pretax net cash flows giving effect to any permanent differences and reduced by the applicable tax basis.

Standardized measure of discounted future net cash flows

The present value of future net cash flows does not purport to be an estimate of the fair market value of the STGC Properties proved reserves. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money and the risks inherent in producing oil and natural gas.

5

The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil and natural gas for the periods indicated.

	Year ended December 31,
(in thousands)	2006	2005	2004
Future cash inflows	$630,013	$861,197	$509,965
Future production costs	184,812	209,337	107,290
Future development costs	65,565	39,613	23,733
Future income tax expense	136,540	222,147	137,527
Future net cash flows	243,096	390,100	241,415
10 percent discount for estimated timing of cash flows	76,372	129,149	68,785
Standardized measure of discounted future net cash flows relating to oil and gas reserves	$166,724	$260,951	$172,630

The following table sets forth the changes in standardized measure of discounted future net cash flow relating to proved oil and natural gas reserves for the periods indicated.

	Year ended December 31,
(in thousands)	2006	2005	2004
Beginning of period	$260,951	$172,630	$83,616

Sale of oil & natural gas produced, net of production costs	(156,409)	(155,235)	(159,265)
Net changes in prices and production costs	(111,495)	114,267	104,264
Extensions and discoveries, net of future development, production costs and abandonment	807	11,366	19,437
Development costs incurred during the period	17,196	38,747	43,242
Changes in estimated future development costs	(20,062)	(42,979)	(41,348)
Revisions of previous quantity estimates	69,593	162,788	164,866
Accretion of discount	41,140	27,180	13,144
Net change in income taxes	55,282	(51,273)	(51,348)
Timing and other	9,721	(16,540)	(3,978)
Net change	(94,227)	88,321	89,014
End of period	$166,724	$260,951	$172,630

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EXHIBIT 99.2

STGC PROPERTIES

UNAUDITED COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

STGC PROPERTIES

Three Months Ended March 31, 2007 and 2006

(In thousands)

	2007	2006
Oil and gas revenues	$32,952	$56,289
Direct operating expenses:
Lease operating expenses	2,361	3,000
Production and other taxes	2,556	4,606

Total direct operating expenses	4,917	7,606

Excess of revenues over direct operating expenses	$28,035	$48,683

The accompanying notes are an integral part of these Unaudited Combined Statements of Revenues and Direct Operating Expenses.

1

STGC PROPERTIES

NOTES TO UNAUDITED COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING

Three Months Ended March 31, 2007 And 2006

1.	Basis of presentation

On May 8, 2007, Crimson Exploration, Inc. (“Crimson”) entered into an Agreement (“Agreement”) with EXCO Resources, Inc. (“EXCO”) whereby Crimson agreed to acquire from EXCO a wholly owned subsidiary of EXCO, Southern G. Holdings, LLC. Southern G. Holdings ,LLC owned certain oil and natural gas properties located in the South Texas Gulf Coast and South Louisiana Fields (“STGC Properties”). The acquisition closed on May 8, 2007 for a cash purchase price of approximately $245.4 million, subject to contractual post-closing adjustments as set forth in the Agreement, and the issuance of 750,000 shares of Crimson’s common stock.  The STGC Properties were part of a much larger acquisition, whereby EXCO acquired certain oil and natural gas properties from Anadarko Petroleum Corporation and its subsidiaries, Anadarko E&P Company LP, Howell Petroleum Corporation and Kerr-McGee Oil & Gas Onshore LP (collectively referred as “Anadarko”). The EXCO acquisition of these properties from Anadarko closed on May 2, 2007.

Anadarko did not prepare separate stand alone historical financial statements for the STGC Properties in accordance with accounting principles generally accepted in the United States of America.  Accordingly, it is not practical to identify all assets and liabilities, or other indirect operating costs applicable to the STGC Properties. The accompanying combined statements of revenues and direct operating expenses were prepared from the historical accounting records of Anadarko.

Certain indirect expenses as further described in Note 4 were not allocated to the STGC Properties historical financial records.  Any attempt to allocate these expenses would require significant and judgmental allocations which would be arbitrary and would not be indicative of the performance of the properties had they been owned by Crimson.

These combined statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, shareholders’ equity and cash flows of the STGC Properties and are not indicative of the results of operations for the STGC Properties going forward.

2.	Significant accounting policies

Principles of Combination and Use of Estimates — The combined statements of revenues and direct operating expenses are derived from the accounts of Anadarko. All significant intercompany transactions and balances have been eliminated in combination of the financial statements. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the combined statements of revenues and direct operating expenses.  Actual results could be different from those estimates.

Revenue recognition —Total revenues in the accompanying combined statements of revenues and direct operating expenses include oil, natural gas and natural gas liquids (“NGLs”). Anadarko recognizes revenues based on the amount of oil, natural gas and NGLs sold to purchasers when delivery to the purchaser has occurred and title has transferred. Anadarko follows the sales method of accounting for gas imbalances, whereby, as sales volumes exceed Anadarko’s entitled share, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds Anadarko’s share of the remaining estimated proved natural gas reserves for a given property, a liability is recorded. There were no significant imbalances with other revenue interest owners during any of the periods presented in these statements.

Direct operating expenses — Direct operating expenses are recognized when incurred and consist of direct expenses of operating the STGC Properties. The direct operating expenses include lease operating, processing, and production and other tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs, and other field expenses.  Lease operating expenses also include expenses directly associated with support, support services, equipment and facilities directly related to oil and natural gas production activities. Production and other taxes consist of severance and ad valorem taxes.

3.	Contingencies

The activities of the STGC Properties are subject to potential claims and litigation in the normal course of operations.  Anadarko management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the STGC Properties.

2

4.	Excluded expenses

The STGC Properties were part of a much larger enterprise prior to the date of the acquisition by Crimson. Indirect costs have not been included in the financial statements. These costs include indirect general and administrative expenses, recovery of COPAS overhead charges to joint venture partners, interest, income taxes and other indirect expenses were not allocated to the STGC Properties and have been excluded from the accompanying statements. Management of Anadarko believes such indirect expenses are not indicative of future costs or recoveries which would be incurred by Crimson.

Also, depreciation, depletion and amortization have been excluded from the accompanying combined statements of revenues and direct operating expenses as such amounts would not be indicative of those expenses which would be incurred based on the amounts expected to be allocated to the oil and gas properties in connection with the purchase price allocation by Crimson.

5.	Cash flow information

Capital expenditures relating to oil and natural gas properties were $142,000 and $4.0 million for the three months ended March 31, 2007 and 2006, respectively.  Other cash flow information is not available on a stand alone basis for the STGC Properties.

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EXHIBIT 99.3

CRIMSON EXPLORATION INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

CRIMSON EXPLORATION INC. (“the Company”), a Delaware corporation, acquires and develops oil and natural gas reserves from onshore fields in the United States. Crimson has acquired producing properties with proven reserves and leasehold acreage and grown the production and proven reserves by drilling, exploring, reengineering or expanding existing waterflood projects, and by applying tertiary recovery techniques.

On May 15, 2007, Crimson Exploration Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the closing of the purchase by its wholly owned subsidiary, Crimson Exploration Operating, Inc. (“CEO”), of certain oil and natural gas properties and related assets in the South Texas and Gulf Coast areas of Louisiana and Texas (“the STGC Properties”) pursuant to a Membership Interest Purchase and Sale from EXCO Resources, Inc. (“ EXCO ”), through the acquisition of 100% of the membership interest of Southern G Holdings, LLC (“ SGH ”), for $245.4 million in cash and 750,000 shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”).

The accompanying unaudited pro forma consolidated financial statements should be read together with the historical audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2006, the unaudited consolidated financial statements of Crimson included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2007, and the audited Statements of Revenues and Direct Operating Expenses of the STGC Properties filed as exhibits to this report. The accompanying unaudited pro forma consolidated financial statements were derived by making certain adjustments to the historical financial statements of Crimson. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the unaudited consolidated pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the unaudited consolidated pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements.

The accompanying unaudited consolidated pro forma financial statements give effect to the acquisitions by Crimson. The unaudited consolidated pro forma balance sheet assumes that the STGC Properties acquisition and related transactions occurred on March 31, 2007. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 assumes that the acquisition and related transactions occurred on January 1, 2006.

CRIMSON EXPLORATION INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2007

(in thousands)

	Crimson	Pro Forma		Pro Forma
	Historical	Adjustments		as Adjusted
ASSETS

Current assets:
Accounts receivable	$4,289	$—		$4,289
Prepaid and other current assets	462	—		462

Total current assets	4,751	—		4,751

Properties and equipment, at cost:
Oil and Gas Properties, using the successful efforts method	98,005	260,121	(a)	358,126
Other property and equipment	1,783	—		1,783
Accumulated depletion, depreciation, and amortization	(17,595)	—		(17,595)

	82,193	260,121		342,314

Other assets:	3,989	4,300		8,289

Total assets	$90,933	$264,421		$355,354

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,603	$8,615	(a)	$15,218
Accrued expenses	356	—		356
Current portion of long-term debt	98	—		98
Asset retirement obligations	174	—		174
Derivatives	182	—		182
Deferred tax liability, net	119	—		119

Total current liabilities	7,532	8,615		16,147

Long-term debt	18,334	248,712	(a)	267,046
Asset retirement obligations	4,092	2,519	(a)	6,611
Other	518	—		518

Total liabilities	30,476	259,846		290,322

Stockholders’ equity:
Preferred stock	1	—		1
Common stock	3	1	(a)	4
Additional paid-in capital	80,742	4,574	(a)	85,316
Retained earnings (deficit)	(20,289)	—		(20,289)

Total stockholders’ equity	60,457	4,575		65,032

Total liabilities and stockholders’ equity	$90,933	$264,421		$355,354

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CRIMSON EXPLORATION INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2007

(in thousands, except per share amounts)

	Crimson	Pro Forma		Pro Forma
	Historical	Adjustments		As Adjusted

Revenues:
Oil and gas sales	$4,521	$32,952	(a)	$37,473
Operating overhead and other income	26	—		26

Total revenues	4,547	32,952		37,499

Expenses:
Lease operations	1,812	4,917	(a)	6,729
Depletion, depreciation, and amortization	772	11,013	(b)	11,785
Exploration	136	—		136
General and administrative	2,310	—		2,310
Asset retirement obligations	75	55	(d)	130

Total expenses	5,105	15,985		21,090

Operating income (loss)	(558)	16,967		16,409

Other income (expenses):
Interest	(18)	(6,041	)(c)	(6,059)
Other	(1,939)	—		(1,939)

Total other income (expenses)	(1,957)	(6,041)		(7,998)

Income (loss) before income taxes	(2,515)	10,926		8,411

Income tax benefit (provision)	952	(3,824	)(e)	(2,872)

Net income (loss)	$(1,563)	$7,102		$5,539

Dividends on preferred stock	(895)			(895)

Net income (loss) available to common shareholders	$(2,458)			$4,644

Net income (loss) per common share:
Basic	$(0.74)			$1.14
Diluted	$(0.74)			$0.57

Weighted average common shares outstanding:
Basic	3,333,806	750,000	(a)	4,083,806
Diluted	3,333,806	6,332,202	(f)	9,666,008

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CRIMSON EXPLORATION INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share amounts)

	Crimson	Pro Forma		Pro Forma
	Historical	Adjustments		As Adjusted
Revenues:
Oil and gas sales	$21,478	$185,250	(a)	$206,728
Operating overhead and other income	182	—		182

Total revenues	21,660	185,250		206,910

Expenses:
Lease operations	7,528	28,840	(a)	36,369
Depletion, depreciation, and amortization	3,952	44,054	(b)	48,006
Exploration	444	—		444
Dry holes, abandoned property and impaired	3,218			3,218
Loss of sale of properties	2			2
General and administrative	8,730	—		8,730
Asset retirement obligations	245	220	(d)	465

Total expenses	24,119	73,114		97,233

Operating income (loss)	(2,459)	112,136		109,677

Other income (expenses):
Interest	(109)	(21,861	)(c)	(21,970)
Other	5,852	—		5,852

Total other income (expenses)	5,743	(21,861)		(16,118)

Income before income taxes	3,284	90,275		93,559

Income tax provision	(1,425)	(31,596	)(e)	(33,021)

Net income	$1,859	$58,679		$60,538

Dividends on preferred stock	(3,649)			(3,649)

Net income (loss) available to common shareholders	$(1,790)			$56,889

Net income (loss) per common share:
Basic	$(0.55)			$14.29
Diluted	$(0.55)			$6.33

Weighted average common shares outstanding:
Basic	3,231,000	750,000	(a)	3,981,000
Diluted	3,231,000	6,331,202	(f)	9,562,202

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CRIMSON EXPLORATION INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of Crimson. The unaudited pro forma balance sheet as of March 31, 2007 has been prepared as if the STGC acquisition and related transactions had taken place on March 31, 2007. The unaudited pro forma statement of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 assumes that the acquisition and related transactions occurred on January 1, 2006.

Note 2. Pro Forma Assumptions and Adjustments

We made the following adjustments in the preparation of the unaudited pro forma financial statements:

a)

To record the STGC acquisition for $245.4 million financed with borrowings under Crimson’s revolving credit facilities, and the issuance of 750,000 shares of the Company’s common stock ($6.10 per share at the date of the purchase). The Company incurred debt issuance costs of approximately $4.3 million in connection with the financing. The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not expected to have a material effect on Crimson’s financial condition, results of operations, or cash flows.

The calculation of the total purchase price and the allocation to the fair value of the STGC assets acquired and liabilities assumed are as follows (in thousands):

Calculation of total purchase price:
Cash paid to EXCO	$245,405
Common Stock issued to EXCO	4,575
Total purchase price	$249,980

Allocation of purchase price to the fair value of net assets acquired:
Proved properties, including wells and related equipment	231,537
Unproved properties	28,584

Total assets acquired	260,121

Current liabilities—royalties payable	(7,622)
Asset retirement obligation	(2,519)

Total liabilities assumed	(10,141)

Fair value of net assets acquired	$249,980

b)

Reflects the adjustment of additional depletion, depreciation, and amortization of oil and natural gas properties associated with the acquisitions, amortized on a unit-of-production basis over the remaining life of total proved reserves, as applicable.

c)

Reflects estimated incremental interest expense associated with borrowings under Crimson’s revolving credit facilities to fund the acquisition, and the amortization of debt issuance costs. We assume none of that debt is paid off during the periods covered in the unaudited pro forma consolidated statements of operations. If the LIBOR rate increased 1/8%, we would incur an additional $307,000 in interest expense for the year ended December 31, 2006, and if the rate decreased 1/8%, we would incur $307,000 less. If the LIBOR rate increased 1/8%, we would incur an additional $76,000 in interest expense for the quarter ended March 31, 2007, and if the rate decreased 1/8%, we would incur $76,000 less. We assumed that debt issuance costs would be amortized over a four and one-half year period.

d)	Reflects the accretion of discount on amounts accrued for future abandonment costs of the acquisition.

e)	Reflects estimated incremental income tax provision associated with the operating income of the acquisition and the pro forma adjustments using a 35% incremental tax rate for the three months ended March 31, 2007 and for the year ended December 31, 2006.

f)	Reflects the effect of the acquisition on net income and the dilutive result on weighted average common shares outstanding.

CRIMSON EXPLORATION INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Pro Forma Earnings (Loss) Per Share

The following table reflects the pro forma earnings per share data for the periods indicated:

	Three Months
	Ended	Year Ended
	March 31,	December 31,
	2007	2006
	($ in thousands, except per share data)
Numerator:
Pro forma net income	$5,539	$60,538
Less: Dividends on preferred stock	(895)	(3,649)
Net income (loss) available to common shareholders	4,644	56,889

Denominator:
Denominator for basic EPS:
Weighted average shares outstanding	4,084,806	3,981,000
Effect of dilutive options and diluted restricted stock	5,581,202	5,581,202

Denominator for diluted EPS	9,666,008	9,562,202

Pro forma net income (loss) per common share:
Basic	$1.14	$14.29
Diluted	$0.57	$6.33

Note 4. Oil & Natural Gas Producing Activities

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of other engineers might differ materially from those included herein. The accuracy of any reserve estimate is a function of the quality of available data and engineering, and estimates may justify revisions. Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas that are ultimately recovered. Reserve estimates are integral to management’s analysis of impairments of oil and natural gas properties and the calculation of depletion, depreciation, and amortization on these properties.

Estimated pro forma net quantities of proved oil and natural gas reserves are as follows as of December 31, 2006:

	Crimson
	Historical	STGC	Total Pro Forma

Proved reserves:
Oil (MBbl)	2,501	1,282	3,783
Natural gas (MMcf)	31,388	87,195	118,583
Equivalent (MMcfe)	46,394	94,887	141,281
Proved developed reserves:
Oil (MBbl)	2,249	1,087	3,336
Natural gas (MMcf)	27,145	64,851	91,996
Equivalent (MMcfe)	40,639	71,373	112,012

CRIMSON EXPLORATION INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The changes in pro forma proved reserves were as follows for 2006:

	Crimson Historical			STGC			Total Pro Forma
		Natural	Oil		Natural	Oil		Natural	Oil
	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent
	(MBbl)	(MMcf)	(MMcfe)	(MBbl)	(MMcf)	(MMcfe)	(MBbl)	(MMcf)	(MMcfe)
Balance, December 31, 2005	2,708	24,650	40,898	1,992	87,442	99,394	4,700	112,092	140,292
Extensions and discoveries	—	7,397	7,397	30	23	203	30	7,420	7,600
Revisions of estimates	(22)	883	751	29	17,412	17,586	7	18,295	18,337
Production	(185)	(1,542)	(2,652)	(769)	(17,682)	(22,296)	(954)	(19,224)	(24,948)
Balance, December 31, 2006	2,501	31,388	46,394	1,282	87,195	94,887	3,783	118,583	141,281

Reserves for the STGC Properties’ acquisition as of December 31, 2006 as shown in the table above are derived from reserve reports prepared by Crimson’s independent reserve engineers. These reserve amounts for the STGC Properties differ from the reserves at December 31, 2006 included in the unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of the STGC Properties. Proved reserves and related future net revenues as of December 31, 2006 were estimated in accordance with the standards of the Securities and Exchange Commission Regulation S-X, Rule 4-10 (a). Differences in the two reserve estimates are based on the following reasons. Future forecasts of production volumes and future net revenues as of December 31, 2006 were based on the prevailing direct operating expenses, field performance and specific market pricing conditions combined to calculate an economic life for the properties. In addition, the timing of the Company’s plans to develop certain undeveloped properties differed from the timing used by Anadarko engineers. Further, the Company’s tax basis in the properties differs from the Anadarko tax basis used in the unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of the STGC Properties. The combination of these changes has resulted in a reduction to reserves, and an increase in the standardized measure of discounted estimated future cash flows. The amounts by which these reserve estimates differ at December 31, 2006 has been included as a revision of quantity estimates in the above table, and can be attributed to (1) different expectations as to future decline rates and the resultant property lives, (2) more specific assumptions on applicable basis differentials, and (3) differing expectations regarding the number of years over which hydrocarbon extraction is expected to be profitable and therefore the total volume of hydrocarbon included in reserves.

The pro forma standardized measure of discounted estimated future net cash flows was as follows as of December 31, 2006 (in thousands):

	Crimson
	Historical	STGC	Total Pro Forma

Net future cash inflows	$313,313	$645,815	$959,128
Future production costs	108,694	144,778	253,472
Future development costs	26,229	46,997	73,226
Future income tax expense	43,534	67,871	111,405

Future net cash flows	134,856	386,169	521,025
10% annual discount	57,443	128,697	186,140

Standardized measure of discounted estimated
future net cash flows	$77,413	$257,472	$334,885

CRIMSON EXPLORATION INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The primary changes in the pro forma standardized measure of discounted estimated future net cash flows were as follows for 2006:

	Crimson Historical	STGC	Total Pro Forma

Standardized measure, beginning of year	$118,397	$260,951	$379,348
Net change in sales price and production costs	(75,110)	(60,168)	(135,278)
Extensions, discoveries, and improved recovery	12,097	807	12,904
Revisions of quantity estimates	1,980	65,783	67,763
Sales, net of production costs	(13,950)	(156,409)	(170,359)
Development costs incurred during the year	6,466	17,196	23,662
Accretion of discount	17,156	41,140	58,296
Change in estimated future development costs	(947)	(16,388)	(17,335)
Net change in income taxes	28,177	103,391	131,568
Change in timing and other	(16,853)	1,169	(15,684)

Standardized measure, end of year	$77,413	$257,472	$334,885

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